Exhibit 99.1

ARES DYNAMIC CREDIT ALLOCATION FUND ANNOUNCES THE RESIGNATION OF M. FREDDIE REISS AND APPOINTMENT OF JAMES K. HUNT TO THE BOARD OF DIRECTORS

NEW YORK—November 2, 2016—Ares Dynamic Credit Allocation Fund, Inc. (the “Fund”) (NYSE: ARDC) announced that effective November 1, 2016, Mr. M. Freddie Reiss resigned from the Board of Directors of the Fund.  Mr. Reiss was the Chairperson of the Audit Committee of the Fund’s Board of Directors and also served as a member of the Nominating and Governance Committee.  In light of Mr. Reiss’s service as a director or consultant for other financial services companies, and the potential for conflicts of interest to arise if the Fund were to come into competition with such other companies, Mr. Reiss concluded that it would be beneficial and in the best interest of the Fund to tender his resignation.  Also effective November 1, 2016, Mr. James K. Hunt was appointed to the Board of Directors of the Fund.  Mr. Hunt was also appointed as the Chairperson of the Audit Committee of the Fund’s Board of Directors and as a member of the Nominating and Governance Committee.  The Fund’s fiscal year ended on October 31, 2016.  Mr. Reiss’s resignation and Mr. Hunt’s appointment occurred in connection with the commencement of the Fund’s current fiscal year on November 1, 2016.  The Fund is grateful to Mr. Reiss for his service and dedication.

This press release is not intended to, and does not constitute, an offer to purchase or sell shares of ARDC.

About Ares Dynamic Credit Allocation Fund, Inc.

Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”) is a closed-end management company that is externally managed by Ares Capital Management II LLC, a subsidiary of Ares Management, L.P. ARDC seeks to provide an attractive level of total return primarily through current income and, secondarily, through capital appreciation.  ARDC invests in a broad, dynamically-managed portfolio of credit investments. There can be no assurance that ARDC will achieve its investment objective. ARDC’s net asset value may be accessed through its NASDAQ ticker symbol, XADCX. Additional information is available at www.arespublicfunds.com.

About Ares Management, L.P.

Ares Management, L.P. (NYSE: ARES) is a leading global alternative asset manager with approximately $95 billion(i) of assets under management and more than 15 offices in the United States, Europe and Asia as of June 30, 2016. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its three distinct but complementary investment groups in Credit, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the U.S. securities laws, and may relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and others beyond the Fund’s control. Ares Dynamic Credit Allocation Fund undertakes no duty to update any forward-looking statements made herein.

This document is not an offer to sell securities and is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.  An investor should consider the Fund’s investment objective, risks, charges and expenses carefully before investing.

Ares Dynamic Credit Allocation Fund is a closed-end fund, which does not engage in a continuous offering of its shares. Since its initial public offering, the Fund has traded on the New York Stock Exchange under the symbol ARDC. Investors wishing to purchase or sell shares may do so by placing orders through a broker dealer or other intermediary.

Contact

Mendel Communications

Bill Mendel

bill@mendelcommunications.com

(212) 397-1030

or

Destra Capital Investments

ARDC@destracapital.com

(877) 855-3434

www.arespublicfunds.com

(i)  As of June 30, 2016, AUM amounts include capital available to vehicles managed or co-managed by Ares, including funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation and a registered investment adviser.